EXHIBIT 21
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Company Name                                                    FEIN       Jurisdiction          Ownership
--------------                                               ----------    ------------          ---------
Molex Incorporated                                           36-2369491    Delaware, U.S.A.
        Molex S.A. de C.V.                                                 Mexico                 100.000%
  Cardell Corporation                                        38-2249547    MI, U.S.A.             100.000%
        Cardell USVI International Sales Corporation         66-0507336    USVI                   100.000%
  Molex Connector Corp.                                      36-4161983    Delaware, U.S.A.       100.000%
  Molex Caribe Inc.                                          36-3323357    Delaware, U.S.A.       100.000%
  Molex International, Inc.                                  36-2754920    Delaware, U.S.A.       100.000%
        Molex CV Holdings, Inc.                                            Delaware, U.S.A.       100.000%
              MI European Holdings CV                                      Netherlands            100.000%
        Molex European Holdings BV                                         Netherlands            100.000%
              Molex Interconnect GmbH                                      Netherlands            100.000%
              Molex B.V.                                                   Netherlands            100.000%
                    Molex Deutschland GmbH                                 Germany                100.000%
        Molex Brazil Ltda.                                                 Brazil                 100.000%
        Molex Electronics Ltd.                                             Canada                 100.000%
        Dongguan Molex South-China Connector Co. Ltd.                      China (P.R.C.)         100.000%
        Dongguan Molex Interconnect Co Ltd.                                China (P.R.C.)         100.000%
        Molex Interconnect (Shanghai) Co., Ltd.                            China (P.R.C.)         100.000%
        Molex Interconnect (Beijing) Co., Ltd.                             China (P.R.C.)         100.000%
        Molex Holding GmbH                                                 Germany                100.000%
              Molex Slovakia Management, s.r.o.                            Slovakia               100.000%
              Molex Elektronik GmbH                                        Germany                100.000%
                    Pantex Kabel GmbH                                      Germany                 50.000%
                    System Elektro-Technik Automotiv Polska                Poland                  51.000%
              Molex GmbH                                                   Germany                 93.330%
              Molex Polska Management SP z.o.o.                            Poland                 100.000%
        Molex Slovakia A.S.                                                Slovakia               100.000%
        Molex Hong Kong/China Ltd.                                         Hong Kong              100.000%
        Molex (India) Ltd.                                                 India                   91.740%
        Molex India Tooling PVT Limited                                    India                  100.000%
        Molex Mafatlal Micron Private Limited                              India                   51.000%
        Cinch Connectors India Private Ltd.                                India                  100.000%
        Zetronic SrL                                                       Italy                  100.000%
        Molex-Japan Co., Ltd.                                              Japan                  100.000%
              Molex (Dalian) Co. Ltd.                                      China (P.R.C.)         100.000%
        Molex (Malaysia) Sdn. Bhd.                                         Malaysia               100.000%
        Molex de Mexico S.A. de C.V.                                       Mexico                 100.000%
        Moltech                                                            Poland                  98.000%
        Molex Far East-South Management Pte. Ltd.                          Singapore              100.000%
        Molex Singapore Pte. Ltd.                                          Singapore              100.000%
        Moltes s.r.o.                                                      Slovak Republic         89.500%
        Molex Korea Co., Ltd.                                              South Korea            100.000%
        Molex Svenska A.B.                                                 Sweden                 100.000%
        Molex Ireland Ltd.                                                 Ireland                100.000%
              Modular Automation (Molex) Ltd.                              Ireland                100.000%
              Smithstown Light Engineering Ltd.                            Ireland                 50.000%
        Molex Taiwan Ltd.                                                  Taiwan (R.O.C.)        100.000%
        Molex (Thailand) Ltd.                                              Thailand                95.275%
        Molex Electronics Ltd.                                             United Kingdom         100.000%
        Molex Automotive SARL                                              France                 100.000%
        MOL Automotive Lda                                                 Portugal               100.000%
  Molex Premise Networks, Inc.                               36-3999511    Delaware, U.S.A.       100.000%
        Molex Premise Networks Americas, Inc.                04-2851670    Massachusetts, U.S.A.  100.000%
        Molex Premise Networks SARL                                        France                 100.000%
        Molex Premise Networks Limited                                     United Kingdom         100.000%
        Molex Premise Networks South Pacific, Inc.           04-3079634    Delaware, U.S.A.       100.000%
              Molex Premise Networks Pty Ltd                               Australia              100.000%
        Mod-Tap GmbH                                                       Germany                100.000%
        MPN EE sp zo.o                                                     Poland                 100.000%
        Molex Premise Networks so zo.o.                                    Poland                 100.000%
        Molex Premise Networks Asia Limited                                Hong Kong              100.000%
        Molex Premise Networks (Malaysia) Sdn Bhd                          Malaysia               100.000%


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